SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  ☒                 Filed by a Party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

Aon plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

On August 11, 2020, Aon plc and Willis Towers Watson Public Limited Company made the following announcement:

ISS and Glass Lewis Recommend Aon and Willis Towers Watson Shareholders Vote “For” Proposed Combination

DUBLIN, Aug. 11, 2020 — Aon plc (NYSE: AON) and Willis Towers Watson Public Limited Company (NASDAQ: WLTW) today announced that they have both received recommendations from Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) to vote in favor of their proposed combination.

In its August 7, 2020 independent report, ISS noted1, “The strategic rationale is sound and the merger is expected to deliver $800 million of cost synergies and be accretive to both adjusted EPS and free cash flow.”2 The ISS report also highlights that, “AON and WLTW have complementary businesses and client bases across geographies and client segments, which may provide the potential for revenue upside.”

In its August 10, 2020 independent report, Glass Lewis noted1, “We find the proposed merger is strategically and financially compelling and structured in a reasonable manner which impacts an acceptable valuation and ownership split for WLTW shareholders.”

The special meeting of Willis Towers Watson shareholders ordered by the High Court of Ireland and the extraordinary general meetings of the shareholders of both Aon and Willis Towers Watson are scheduled to take place on August 26, 2020. Please refer to the joint proxy statement filed by each of Aon and Willis Towers Watson with the Securities and Exchange Commission on July 8, 2020 for further details on voting and meeting logistics. Aon’s Board of Directors recommends that Aon shareholders vote FOR all proposals at the Aon extraordinary general meeting. Willis Towers Watson’s Board of Directors recommends that WLTW shareholders vote FOR all proposals at each of the Willis Towers Watson court meeting and extraordinary general meeting.

Upon the closing of the combination, Willis Towers Watson shareholders will receive 1.08 Aon shares in exchange for each Willis Towers Watson share they held immediately prior to the closing. The combination is expected to close in the first half of 2021, pending customary regulatory and other closing conditions.

[1]	Permission to quote from the reports of ISS and Glass Lewis was neither sought nor obtained.
[2]

This statement should not be interpreted to mean that earnings per share of Aon or WTW in the current or any future financial period will necessarily match or be greater than or be less than those for the relevant preceding financial period or any other period. There are various material assumptions underlying the synergies and other cost reduction statements in this communication that may result in the synergies and other cost reductions being materially greater or less than estimated. The estimates should therefore be read in conjunction with the bases and assumptions for the synergy numbers, which are set forth in Appendix I of the announcement of the combination by Aon and WTW on March 9, 2020 pursuant to Rule 2.5 of the Irish Takeover Rules (the “Rule 2.5 Announcement”). The synergies and other cost reductions have been reported on in accordance with Rule 19.3(b) of the Irish Takeover Rules by each of Ernst & Young LLP and Credit Suisse International. Copies of their respective reports are included in the Rule 2.5 Announcement. The synergies estimates exclude any potential revenue synergies. None of the synergies or other cost reductions statements, or the earnings per share or cash flow accretion statements, should be construed as a profit forecast or interpreted to mean that the profits or earnings of Aon or WTW in the first full year following the combination, or in any subsequent period, will necessarily match or be greater than or be less than those of Aon or WTW for the relevant preceding financial period or any other period.

About Aon

Aon plc (NYSE: AON) is a leading global professional services firm providing a broad range of risk, retirement and health solutions. Our 50,000 colleagues in 120 countries empower results for clients by using proprietary data and analytics to deliver insights that reduce volatility and improve performance.

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About Willis Towers Watson

Willis Towers Watson is a leading global advisory, broking and solutions company that designs and delivers solutions that manage risk, optimize benefits, cultivate talent and expand the power of capital to protect and strengthen institutions and individuals. Willis Towers Watson has more than 45,000 employees and services clients in more than 140 countries. For more information about Willis Towers Watson, see www.willistowerswatson.com.

Aon Investor Relations

Investor.Relations@aon.com

+1 312 381 3310

Aon Media Contact

mediainquiries@aon.com

Toll-free (U.S., Canada and Puerto Rico)

+1 833 751 8114

Willis Towers Watson Investor Relations

Rich Keefe

rich.keefe@willistowerswatson.com

+1 215 246 3961

Willis Towers Watson Media Contact

Miles Russell

miles.russell@willistowerswatson.com

+44 (0) 7903262118

No Offer Or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Any securities issued as a result of the proposed combination by means of a scheme of arrangement are anticipated to be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, pursuant to the exemption from registration set forth in Section 3(a)(10) thereof.

Subject to the right of Aon to implement the proposed combination by way of a Takeover Offer as an alternative to the Scheme, and subject to the provisions of the Business Combination Agreement relating to the proposed combination and with the Irish Takeover Panel’s consent, the proposed combination will be implemented solely by means of the Scheme documentation, which contains the full terms and conditions of the proposed combination, including details of how Willis Towers Watson shareholders may vote in respect of the proposed combination.

Important Additional Information Will Be Filed With The SEC

On July 8, 2020, Aon and Willis Towers Watson filed with the U.S Securities and Exchange Commission (the “SEC”) and distributed to their respective shareholders a definitive joint proxy statement (which contains the final Scheme documentation). The joint proxy statement contains further information relating to the implementation of the proposed combination, the full terms and conditions of the Scheme, notices of the Aon and the Willis Towers Watson shareholders meetings and information on the Class A ordinary shares of Aon to be issued under the proposed combination.

The joint proxy statement, as well as Aon’s and Willis Towers Watson’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Aon’s filings, at Aon’s website at www.aon.com, and in the case of Willis Towers Watson’s filings, at Willis Towers Watson’s website at www.willistowerswatson.com.

BEFORE MAKING ANY VOTING DECISION, HOLDERS OF AON AND/OR WILLIS TOWERS WATSON SECURITIES ARE URGED TO READ THOSE FILINGS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED COMBINATION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION AND THE PARTIES TO THE PROPOSED COMBINATION.

Any vote in respect of resolutions to be proposed at the Willis Towers Watson shareholders meetings to approve the proposed combination, the Scheme or related matters, or other responses in relation to the proposed combination, should be made only on the basis of the information contained in the joint proxy statement (including the Scheme documentation). Similarly, any vote in respect of resolutions to be proposed at the Aon shareholders meeting to approve the issuance of Class A ordinary shares of Aon under the proposed combination should be made only on the basis of the information contained in the joint proxy statement.

Participants In The Solicitation

Aon, Willis Towers Watson and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed combination. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the joint proxy statement. Additional information about Aon’s directors and executive officers is contained in Aon’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 24, 2020. Additional information about Willis Towers Watson’s directors and executive officers is contained in Willis Towers Watson’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 27, 2020.

Forward-Looking Statements

This communication contains certain statements that are forward-looking, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations of management about future events. Forward-looking statements can often, but not always, be identified by the use of words such as “plans,” “expects,” “is subject to,” “budget,” “scheduled,” “estimates,” “forecasts,” “potential,” “continue,” “intends,” “anticipates,” “believes,” or variations of such words, and statements that certain actions, events or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved.

Although management believe that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the possibility that the proposed combination will not be consummated, failure to obtain necessary shareholder or regulatory approvals or to satisfy any of the other conditions to the proposed combination, adverse effects on the market price of Aon and/or Willis Towers Watson securities and on Aon and/or Willis Towers Watson’s operating results for any reason, including, without limitation, because of the failure to consummate the proposed combination, the failure to realize the expected benefits of the proposed combination (including anticipated revenue and growth synergies), the failure to effectively integrate the combined companies following consummation of the proposed combination, negative effects of an announcement of the proposed combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals, or any announcement relating to the proposed consummation of or failure to consummate the proposed combination on the market price of Aon and/or Willis Towers Watson securities, significant transaction and integration costs or difficulties in connection with the proposed combination and/or unknown or inestimable liabilities, pending or potential litigation associated with the proposed combination, the potential impact of the announcement or consummation of the proposed combination on relationships, including with suppliers, customers, employees and regulators, and general economic, business and political conditions (including any epidemic, pandemic or disease outbreak) that affect the combined companies following the consummation of the proposed combination.

The factors identified above are not exhaustive. Aon, Willis Towers Watson and their subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Other unknown or unpredictable factors could also cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements should therefore be construed in the light of such factors. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.

Further information concerning Aon and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Aon’s results of operations and financial condition, is contained in Aon’s filings with the SEC. See Aon’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, Aon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on July 31, 2020, and additional documents filed by Aon with the SEC, the contents of which are not incorporated by reference into, nor do they form part of this communication, for a further discussion of these and other risks and uncertainties applicable to Aon’s businesses.

Further information concerning Willis Towers Watson and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Willis Towers Watson’s results of operations and financial condition, is contained in Willis Towers Watson’s filings with the SEC. See Willis Towers Watson’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, Willis Towers Watson’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on July 30, 2020, and additional documents filed by Willis Towers Watson with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this announcement, for a further discussion of these and other risks and uncertainties applicable to Willis Towers Watson’s businesses.

Any forward-looking statements in this communication are based upon information available as of the date of this communication which, while believed to be true when made, may ultimately prove to be incorrect. Other than in accordance with legal or regulatory obligations, neither Willis Towers Watson nor Aon is under any obligation, and each expressly disclaims any intention or obligation, to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Aon, Willis Towers Watson and/or any person acting on behalf of either of them are expressly qualified in their entirety by the foregoing paragraphs, and the information contained on any websites referenced in this communication is not incorporated by reference into this communication.

Statements Required by the Irish Takeover Rules

The directors of Aon accept responsibility for the information contained in this communication relating to Aon and the directors of Aon and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Aon (who have taken all reasonable care to ensure that such is the case), the information contained in this communication for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of WTW accept responsibility for the information contained in this communication relating to WTW and the directors of WTW and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of WTW Directors (who have taken all reasonable care to ensure such is the case), the information contained in this communication for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013 (the “Irish Takeover Rules”), if, during an “offer period,” any person is, or becomes “interested” (directly or indirectly) in 1 per cent. or more of any class of “relevant securities” of Aon or WTW, all “dealings” in any “relevant securities” of Aon or WTW (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30pm (EDT) in respect of the relevant securities of Aon and WTW on the business day following the date of the relevant transaction. The requirement will continue until this offer period ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an interest in relevant securities of Aon or WTW, they will be deemed to be a single person for the purposes of Rule 8.3 of the Irish Takeover Rules. Under the provisions of Rule 8.1 of the Irish Takeover Rules, all dealings in relevant securities of WTW by Aon, or relevant securities of Aon by WTW, or by any party acting in concert with either of them, must also be disclosed by no later than 12 noon (EDT) on the business day following the date of the relevant transaction. Interests in securities arise, in summary, when a person has a long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an interest by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms used in this paragraph should be read in light of the meanings given to those terms in the Irish Takeover Rules. If you are in any doubt as to whether or not you are required to disclose dealings under Rule 8 of the Irish Takeover Rules, consult with the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel by telephone at +353 1 678 9020.